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                                                                 Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued of our report dated July 10, 1998, (except for to Notes 1, 5 and 10, as to which the date is July 21, 1998) accompanying the financial statements of Directrix, Inc. contained in the Form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Form SB-2 Registration Statement.

                             /s/ Grant Thornton LLP

New York, New York
September 28, 1998